PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

        |X| Preliminary Proxy Statement

        |_| Definitive Proxy Statement

        |_| Definitive Additional Materials

        |_| Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                             HENLEY HEALTHCARE, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

        |X| No fee required

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE

            (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE

            (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

            (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            (1)  Amount previously paid: NOT APPLICABLE
            (2)  Form, Schedule or Registration Statement Number: NOT APPLICABLE
            (3)  Filing Party: NOT APPLICABLE
            (4)  Date Filed: NOT APPLICABLE

         120 Industrial Boulevard, Sugar Land, Texas 77478-3128 -- 281-276-7000


[HENLEY LOGO]




JAMES L. STURGEON
Chief Financial Officer


                                                                February 2, 2001

Dear Shareholder,


      On behalf of our entire Board of Directors, I cordially invite you to attend a special meeting of our shareholders on Friday, February 16, 2001.

      A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1999 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

      I look forward to seeing you on February 16 and addressing your questions and comments.

                                    Sincerely,


                                    James L. Sturgeon

         120 Industrial Boulevard, Sugar Land, Texas 77478-3128 -- 281-276-7000


[HENLEY LOGO]



                                                                February 2, 2001

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

      The special meeting of shareholders of Henley Healthcare, Inc. will be held on Friday, February 16, 2001, at 10:00 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas to consider and take action on the following matters:

      1. Approval of the issuance of shares of common stock on conversion of the Series E shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules;

      2. Approval of an amendment to our Articles of Incorporation to increase the number of shares of capital stock that we are entitled to issue from 60,000,000 to 150,000,000; and

      3. Transaction of any other business that is properly raised at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS.

                                          Sincerely,


                                          James L. Sturgeon
                                          CHIEF FINANCIAL OFFICER

                            HENLEY HEALTHCARE, INC.

                           120 Industrial Boulevard
                         Sugar Land, Texas 77478-3128


                               PROXY STATEMENT
------------------------------------------------------------------------------

SPECIAL MEETING
INFORMATION

             ------------------------------------------------------

      This proxy statement contains information related to our special meeting of shareholders to be held on Friday, February 16, 2001, beginning at 10 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the special meeting. It is first being mailed to shareholders on or about February 2, 2001.

WHO IS ENTITLED TO VOTE?

      Shareholders owning our common stock on January 8, 2001, the record date, are entitled to vote at the special meeting, or any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On January 8, 2001, there were 16,367,837 shares of common stock outstanding.

WHAT AM I VOTING ON?

      You will be asked to approve the elimination of certain of our obligations related to possible future issuances of common stock in excess of Nasdaq limitations with respect to the issuance of our Series E shares and to approve an amendment to our charter to increase our authorized capital stock. We are not aware of any other matters to be presented for action at the meeting. If any other matter requiring your vote should arise, your proxy holder, James L. Sturgeon, will vote in accordance with his best judgment.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS?

      The Board unanimously recommends a vote FOR the approval of the issuance of common stock in excess of Nasdaq limitations with respect to the conversion of the Series E shares and related warrants, and FOR the increase to the number of shares of authorized capital stock that we are entitled to issue.

HOW DO I VOTE?

      Sign and date the proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders will vote for the approval of the issuance of common stock in excess of the Nasdaq limitations with respect to the conversion of the Series E shares and related warrants, and for the increase to the number of shares of capital stock that we are entitled to issue.

CAN I REVOKE MY PROXY?

   You can revoke your proxy card at any time before it is exercised. To do so you must:

   o give written notice of revocation to the Corporate Secretary at the address listed on the front page of this proxy statement;

   o  submit another properly signed proxy card with a more recent date; or

   o  vote in person at the meeting.

WHAT IS A QUORUM?

      A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are not counted to determine if a quorum is present and are not considered a vote cast under Texas law.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      The charter amendment to be considered at the meeting requires the affirmative vote of the holders of two-thirds of our outstanding shares of common stock. All other maters to be considered at the meeting require the affirmative vote of a majority of the votes cast. In a majority vote and a vote of outstanding shares, express abstentions will have the effect of a vote against a particular matter. Broker non-votes will have the effect of a vote against the charter amendment, but will not affect the outcome of any other matters presented at the special meeting because they are not considered a vote cast under Texas law.

WHO WILL COUNT THE VOTE?

      The Inspector of the Election appointed by us will be present to tabulate the votes cast by proxy or in person at the special meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

      You may submit proposals on matters appropriate for shareholder action at our annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in our annual proxy statement and proxy card for the 2001 Annual Meeting no later than March 30, 2001.

      If you want to present a proposal from the floor at the annual meeting, we must receive notice of your proposal no earlier than May 1, 2001, but no later than June 15, 2001. All proposals and notifications should be addressed to the Corporate Secretary at the address listed on the front of this proxy statement.

HOW MUCH DID THIS PROXY SOLICITATION COST?

      We have engaged a shareholder solicitation service to solicit proxies for us and anticipate fees of approximately $5,000. We will also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Our directors, officers and regular employees and those of our subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT

      The following table contains information about the number and percentage of shares of common stock beneficially owned on January 26, 2001, by:

   o any person or group known by us to beneficially own 5 percent or more of our common stock;

   o  each executive officer;

   o  each director, and

   o  all executive officers and directors as a group


                          NAME AND ADDRESS                   AMOUNT AND NATURE OF
                        BENEFICIAL OWNER (1)               BENEFICIAL OWNERSHIP (2)  PERCENT OF CLASS
                        --------------------               ------------------------  ----------------
Endeavour Capital Investment Fund S.A.
      Cumberland House
      #27 Cumberland Street
      Nassau, New Providence, The Bahamas                          1,870,056(3)           9.9%

Esquire Trade & Finance Inc.
      c/o Trident Chambers
      P.O. Box 2154
      6342 Baar Switzerland                                          974,650(4)           5.24%


Maxxim Medical, Inc.
      10300 49th Street North
      Clearwater, Florida 33762                                    2,376,183(5)          12.78%

Michael M. Barbour
      2935 Highland Lakes
      Missouri City, Texas 77459                                     218,448(6)           1.12%


Pedro A. Rubio, MD, Ph.D                                             239,128(7)           1.29%

James L. Sturgeon                                                    162,000(8)              *

Walter Cunningham                                                      9,407                 *

J. Terry Manning                                                       9,407                 *

Gabriel L. Shaheen                                                     9,407                 *

Len de Jong                                                           27,000(9)              *

All Executive Officers and Directors
as a Group  (6 persons)                                              456,349              2.45%

---------------
*  Less than 1.0% of outstanding shares

NOTES TO BENEFICIAL OWNERSHIP TABLE ON PREVIOUS PAGE

(1) Unless otherwise specified, the address of each beneficial owner is Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.

(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.

(3) Includes 1,827,195 shares of common stock issuable upon conversion of currently convertible securities. Barry Herman has the voting and investment control of these shares. With respect to the holders ownership in shares of Series D or Series E convertible preferred stock and related warrants, none of those securities may be converted or exercised if the holders beneficial ownership would exceed 9.99% of the outstanding common stock. This limitation will no longer be applicable with respect to the Series E shares and related warrants if the holder gives us sixty-five days notice that such holder is waiving this limitation. The beneficial ownership of the underlying shares of common stock with respect to the Series E preferred stock is not included in the beneficial ownership table.

(4) Includes 32,000 shares of common stock issuable upon exercise of currently exercisable warrants. Gisela Kindle has the voting and investment control of these shares. With respect to the holders ownership in shares of Series E convertible preferred stock and related warrants, none of those securities may be converted or exercised if the holders beneficial ownership would exceed 9.99% of the outstanding common stock. This limitation will no longer be applicable with respect to the Series E shares and related warrants if the holder gives us sixty-five days notice that such holder is waiving this limitation. The beneficial ownership of the underlying shares of common stock with respect to the Series E preferred stock is not included in the beneficial ownership table.

(5) In addition to holding 449,500 shares of common stock, Maxxim is the holder of the Maxxim Note, which, including interest, is currently convertible into 1,926,683 shares of common stock. The conversion rate of the Maxxim Note is currently $2.00. Upon any default under the note, the conversion price will be automatically adjusted to an amount equal to the lesser of the conversion price then in effect or 80 percent of the average market price for our common stock for the 30 trading days immediately before the default. The conversion price is also subject to adjustment upon the occurrence of certain events, including issuances of common stock for less than the conversion price, to provide antidilution protection. The officers of Maxxim Medical acting on behalf of Maxxim have the voting and investment control of these shares.

(6)   Mr. Barbour resigned from the Company effective September 1, 2000.

(7) Includes 75,000 shares issuable upon exercise of currently exercisable options or warrants.

(8) Includes 150,000 shares issuable upon exercise of currently exercisable options.

(9) Includes 27,000 shares issuable upon exercise of currently exercisable options. Len de Jong was elected effective January 1, 2001 to fill a vacancy in the board of directors.

OWNERSHIP OF OUR PREFERRED STOCK

      As of January 8, 2001, we had 6,324 shares of our preferred stock issued and outstanding, which includes our Series B, C, D and E preferred stock.

      Our Series A preferred stock and dividends converted into 1,553,377 shares of common stock. If the shares had been converted on the date of purchase, they would have converted into 376,253 shares of common stock.

      The original purchases of our Series A preferred stock were:

      o   RBB Bank
      o   Amro International
      o   Fourys Co.
      o   Bennett Yanowitz
      o   Reg S. Inter. Investment Ltd.
      o   Buntok Holdings S.A.
      o   The Endeavour Capital Investment Fund S.A.

      Set forth below is the ownership table of the outstanding shares of preferred stock:

Series B Convertible Preferred Stock:     4,700 Issued; 2,893 Outstanding

                                                                       SHARES OF COMMON
                                                    COMMON STOCK        STOCK ISSUABLE         CURRENT         SHARES OF COMMON
                                                    PRICE ON DATE    IF CONVERTED ON DATE    COMMON STOCK   STOCK TO BE ISSUED IF
       PURCHASER                DATE OF ISSUANCE       OF SALE              OF SALE             PRICE          CONVERTED TODAY
       ---------                ----------------    -------------    ---------------------   ------------   ---------------------
Zannett Lombardier, Ltd. (1)         8/26/98            $5.00               700,000            $.219(2)        17,734,324 (2)(3)

(1)   Some of the Series B shares have been subsequently transferred.

(2)   The conversion price as of the same date was $.1541.

(3) We have already converted 1,807 shares of Series B preferred stock into 2,843,811 shares of common stock.


Series C Preferred Stock:                            750 issued; 750 outstanding

                                                                       SHARES OF COMMON
                                                    COMMON STOCK        STOCK ISSUABLE         CURRENT         SHARES OF COMMON
                                                    PRICE ON DATE    IF CONVERTED ON DATE    COMMON STOCK   STOCK TO BE ISSUED IF
       PURCHASER                DATE OF ISSUANCE       OF SALE              OF SALE             PRICE          CONVERTED TODAY
       ---------                ----------------    -------------    ---------------------   ------------   ---------------------
Zannett Lombardier, Ltd.             4/7/99            2,688               279,018            $.219(1)            4,597,560

(1)   The conversion price as the same date was $.1417.

Series D Preferred Stock:                        3,885 issued; 1,046 outstanding

                                                                         SHARES OF COMMON                        SHARES OF COMMON
                                                        COMMON STOCK      STOCK ISSUABLE                        STOCK TO BE ISSUED
                                                        PRICE ON DATE  IF CONVERTED ON DATE    CURRENT COMMON      IF CONVERTED
       PURCHASER                     DATE OF ISSUANCE     OF SALE            OF SALE          STOCK PRICE(1)        TODAY(2)
       ---------                     ----------------   -------------  --------------------   ---------------   ------------------
The Endeavour Capital Investment        5/23/00 and      $.1625 and        1,138,462 and           $.219             5,126,747
Fund S.A.                                  9/5/00           $1.00             740,000

Esquire Trade & Finance Inc.            5/23/00 and      $.1625 and         246,154 and            $.219               846,860
                                           9/5/00           $1.00             160,000

Celeste Trust Reg.                      5/23/00 and      $.1625 and        153,846 and             $.219               423,430
                                           9/5/00           $1.00             100,000

Endeavour Management, Inc.              5/23/00 and      $.1625 and         30,769 and             $.219               494,001
                                           9/5/00           $1.00             20,000

Union Atlantic Capital LC               5/23/00 and      $.1625 and         110,769 and            $.219                 -0-
                                           9/5/00           $1.00             72,000

Union Atlantic LC                       5/23/00 and      $.1625 and         27,692 and             $.219                 -0-
                                           9/5/00           $1.00             18,000

(1)   The conversion price as of the same date was $.1417.

(2) We have already converted 2,838.54 Series D shares into 7,097,152 shares of common stock.

Series E Preferred Stock:                        1,635 issued; 1,635 outstanding

                                                                           SHARES OF COMMON                      SHARES OF COMMON
                                                         COMMON STOCK       STOCK ISSUABLE                      STOCK TO BE ISSUED
                                            DATE OF      PRICE ON DATE   IF CONVERTED ON DATE   CURRENT COMMON     IF CONVERTED
               PURCHASER                  ISSUANCE(1)       OF SALE             OF SALE         STOCK PRICE(2)        TODAY
               ---------                  -----------    -------------   --------------------   --------------  ------------------
The Endeavour Capital Investment            11/22/00         $.406            2,733,990             $.219             7,833,451
Fund S.A.

Esquire Trade & Finance Inc.                11/22/00         $.406              591,133             $.219             1,693,719

Celeste Trust Reg.                          11/22/00         $.406              369,458             $.219             1,058,574

Endeavour Management, Inc.                  11/22/00         $.406               73,892             $.219               211,715

Union Atlantic Capital LC                   11/22/00         $.406              206,897             $.219               592,808

Union Atlantic LC                           11/22/00         $.406               51,724             $.219               148,200

(1) We will issue an additional 1,000 shares of Series E preferred stock approximately 21 days after the registration statement covering the underlying shares of common stock has been declared effective. See "Series E Private Placement."

(2)   The conversion price as of the same date was $.1417.


      We have received approximately $11,750,000 from the sale of our preferred stock. The amount received on each private placement was as follows:

           Series A Preferred Stock: $2,500,000
           Series B Preferred Stock: $3,500,000
           Series C Preferred Stock: $  700,000
           Series D Preferred Stock: $3,500,000
           Series E Preferred Stock: $1,500,000


We will receive an additional $1,000,000 on the issuance of the 1,000 Series E shares. We have used the proceeds from the sale of our preferred stock for working capital purposes and debt reduction.

                   ITEM 1 -- APPROVAL OF THE FUTURE ISSUANCES
                      OF COMMON STOCK IN EXCESS OF NASDAQ
                      LIMITATIONS WITH RESPECT TO SERIES E
                          SECURITIES PURCHASE AGREEMENT

    THE SERIES E PRIVATE PLACEMENT

      On November 22, 2000, we sold 1,500 shares of Series E Convertible Preferred Stock, convertible into shares of common stock for an aggregate purchase price of $1,500,000 to The Endeavour Capital Investment Fund S.A., Esquire Trade & Finance, Inc., and Celeste Trust Reg. in a private placement. In connection with the acquisition of the Series E shares, we also issued to the purchasers warrants to acquire 1,595,745 shares of common stock.

   An additional 1,000 Series E shares will be issued to the investors for a purchase price of $1,000,000 upon notice by us specifying an additional closing date.

   The issuance of the additional 1,000 Series E shares will not occur until the later of:

   o 21 days after the effective date of registration statement covering the resale of the common stock issuable upon conversion of the Series E shares and exercise of the related warrants, or

   o   10 days after we deliver the notice.

   We will also issue 1,063,830 warrants to purchase shares of common stock with an exercise price of $.52 per share. The warrants issued in connection with the Series E shares are exercisable upon the effectiveness of the registration statement covering the resale of the underlying shares of common stock. We agreed to issue the warrants at the request of the investors as a negotiated condition to the closing of the Series E private placement.

   The Series E shares were sold through Union Atlantic LC and Union Atlantic Capital L.C.

      You are being asked to approve the issuance of shares of common stock in excess of Nasdaq limitations with respect to the conversion of the Series E preferred stock and related warrants. We are not seeking your ratification of the Securities Purchase Agreement and related transactions.

SUMMARY OF NASDAQ LIMITATIONS


      Under the Nasdaq SmallCap Market rules, we may not list or issue shares in excess of 20% of our outstanding common stock until we obtain your approval. Therefore, until we receive your approval, the Series E shareholders may not convert their preferred shares or exercise their related warrants into more than 3,271,930 shares of common stock.

   Under the terms of an agreement with the Series E shareholders, we have agreed to seek your approval at this meeting for the issuances of the full amount of shares of common stock issuable upon conversion of the Series E and the exercise of the related warrants to eliminate this limitation imposed by The Nasdaq SmallCap Market rules. No shares of Series E preferred stock have been converted.

CONSEQUENCES IF WE DO NOT OBTAIN YOUR APPROVAL

   If we do not obtain your approval, we will be prohibited under the terms of our listing agreement with Nasdaq from issuing more than approximately 3,271,930 shares of common stock in connection with the placement of the Series E shares and related warrants. This number of shares is slightly less than 20% of the shares of common stock outstanding on the record date, excluding any shares held in treasury. If we do not obtain your approval at this meeting, the holders of the Series E shares have the option of:

o converting their shares at a conversion price equal to the average closing bid price of the common stock for any 3 trading days, as chosen by the holder of the Series E Shares, during the 60 days prior to such conversion to the extent of the Nasdaq limitations, or

o requiring us to redeem at a premium for cash any portion of the Series E shares not convertible into common shares as a result of these Nasdaq limitations.

      In the event we do not obtain your approval, based on our current market price for our common stock, we could be required to pay the holders of the Series E shares approximately $2,162,439 to redeem their unconverted shares of common stock. The amount we would have to pay would depend on the number of shares of Series E preferred stock that the holders could convert and stay within Nasdaq limitations. At our current market price, the holders could only convert 669 shares of Series E preferred stock.

      We do not presently have the money or access to the capital necessary to fund the penalty. We would have to sell equity or find other financing options to fund the penalty. We can make no assurances that we would be successful in finding additional financing. If we are unable to find financing to fund the penalty, any redemption would have a material adverse effect on our business and jeopardize our ability to continue as a going concern.

SUMMARY OF SERIES E PREFERRED STOCK TERMS


DIVIDENDS

    The Series E shares bear an 8% cumulative dividend payable to the holders of the Series E shares quarterly in arrears. The dividends shall be payable in cash or in common stock at our option.

VOTING RIGHTS

    The Series E shareholder has no voting power whatsoever, except as otherwise provided by Texas law. This means that whenever the vote of a particular class of stock that includes the Series E shares is required for a particular matter, the Series E shareholder will be entitled to vote on that matter.

      For example, the holders of the Series E preferred stock would be entitled to vote any amendment to our articles of incorporation that would affect the rights of the Series E shareholders, such as:

      o  changing the number of authorized shares of Series E preferred stock;

      o  changing the par value of the Series E preferred stock;

      o changing the rights, preferences or designations of the Series E preferred stock;

      o effecting any exchange, reclassification or cancellation of the Series E preferred stock;

      o effecting any exchange, or create a right of exchange of all or part of the shares of another series of preferred stock into the Series E preferred stock;

      o changing the Series E preferred stock into another series of preferred stock; or

      o cancelling or otherwise affecting the dividends on the shares of Series E preferred stock.

      In addition, separate voting as a class by the holders of the Series E preferred stock would be allowed under Texas law if we sought approval of plan of merger that contained a provision that would otherwise require approval of the Series E holders.

LIQUIDATION PREFERENCE

      If we liquidate, dissolve or wind up our operations, the Series E shareholder and the holders of any other classes of stock that rank equal to or higher than Series E shares will receive a distribution equal to the stated value of their shares, plus any accrued and unpaid dividends. If our assets at the time of liquidation are not sufficient to satisfy the liquidation value of the Series E shares and the other preferred classes of stock, then the holder of those securities will each receive their pro-rata portion of our assets legally available for distribution at that time.

REDEMPTION

    The Series E shares may be redeemed under certain circumstances. The Series E shareholder may require us to redeem the Series E shares if:

      o the number of shares reserved for issuance upon conversion falls below 200% of the number of shares of common stock issuable upon conversion of the then outstanding shares of Series E preferred stock; or

      o we notify the Series E shareholder that we will not issue any common stock upon conversion of its Series E shares.

   If we are required by the holder to redeem any shares of Series E preferred stock, the redemption price would be determined by the following formula:

     V
    --  x M =  Amount we must pay to Series E Holders
    CP

      o "V" means the stated value of the preferred stock, plus any accrued dividends.

      o "CP" means the conversion price in effect on the redemption date. See the section entitled "Conversion" below.

      o "M" means the highest closing price beginning on the redemption date, which is the date we receive notice that we must redeem the shares of Series E preferred stock, and ending on the date we pay the redemption amount.

   We must either cure the redemption event or pay the redemption amount within 30 days after we receive notice.

   We may, at our option, redeem the Series E shares in the event we maintain a conversion price for a period of at least 10 consecutive trading days. In such event, the redemption price paid by us would equal 125% of the aggregate amount of Series E preferred stock we intended to redeem plus any accrued dividends on those shares.

   We must also redeem any Series E shares that cannot be converted into common stock due to Nasdaq limitations. See the section above entitled "Consequences If We Do Not Obtain Your Approval."

RANKING

    For purposes of distribution of assets upon our liquidation, dissolution or winding up, our creditors, including Maxxim would rank higher than any shares of preferred or common stock. With respect to our equity, the Series E shares rank:

      o  higher than the common stock;

      o higher than any class or series of stock created in the future that, by its terms, ranks lower than the Series E shares;

      o lower than any class or series of stock created in the future that, by its terms, ranks higher than the Series E shares; and

      o lower than the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series D preferred stock and any other class or series of stock created in the future.

CONVERSION

      The Series E shares are convertible into common stock at the lesser of:

      o closing bid price for our common stock as reported by Bloomberg L.P. for the trading day immediately proceeding the initial issuance of the Series E shares. The closing bid price on November 21, 2000 was $.47.

      o the amount obtained by multiplying .8 by the average closing bid price for our common stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the twenty-second day prior to the conversion date for such conversion and ending on such conversion date.

      As of January 8, 2001, the closing bid price of our common stock was $.219. Our conversion price on the same date would have been $.142.

      Set forth below is a number of shares we could be required to issue, based on our recent price activity:

              CONVERSION PRICE          SHARES ISSUABLE (1)
              ----------------          -------------------
                  $0.1417                  11,538,467
                  $0.20                     8,175,000
                  $0.25                     6,540,000

--------
(1)   We assumed the conversion of 1,635 shares of Series E preferred stock.

      The Series E shares do not have any limitation on how low the conversion price may go and there is no maximum to the number of shares which we could issue upon conversion of the Series E shares. The terms of the investment required that the preferred stock not have any minimum conversion price. See the section entitled "Effect of Conversion of Preferred Stock and Related Warrant on You."

REGISTRATION RIGHTS

      We filed a registration statement with the SEC to register at least 200% of the number of shares of common stock issuable at the time of filing on the conversion of the Series E shares and the related warrants on December 21, 2000.

SHORT SALES

      The Series E shareholder has agreed not to engage in any short sales where the price per the common stock is less than $.75.

      A "short sale" or "selling short" is when an investor sells stock not owned by the investor to take advantage of an anticipated decline in the price or to protect a profit in the shares owned by such investor.

EFFECT OF CONVERSION OF PREFERRED
STOCK AND RELATED WARRANTS ON YOU

      When the Series E shareholders convert their shares of preferred stock and exercise their related warrants, we will issue the amount of common stock required by the Series E Statement of Designation and the warrants. The issuance of common stock on the conversion of the preferred stock and exercise of the related warrants will have no effect on your rights or privileges as common shareholders, other than reducing your voting power and economic benefit in proportion to the percentage of the outstanding common shares you own at the time of the issuances. Before conversion of their preferred shares, the Series E shareholders will have a higher liquidation preference if we dissolve or liquidate.

      The exact number of shares of common stock issuable on conversion of the Series E shares cannot currently be determined, but the amount of any issuances will vary inversely with the market price of the common stock. Your economic benefits and voting power may be diluted by issuances of common stock on conversion of the Series E shares and exercise of the related warrants to an extent that depends on:

   o  the future market price of the common stock;

   o the timing of the conversions of Series E shares and exercise of the related warrants; and

   o whether we opt to pay cash in lieu of additional shares of issuing common stock.

      Our stock price as of January 8, 2001 was $0.219. If all the shares of Series E preferred stock and related warrants were issued and outstanding as of that date, if converted, we would have to issue 13,309,212 shares of common stock, or 44.85% of our common stock.

      The Series E shares do not have any limitation on how low the conversion price may go and there is no maximum to the number of shares which we could issue upon conversion of the Series E shares. These issuances could result in a substantial dilution to a shareholder's percentage ownership interest and adversely affect the market price of our common stock. Any drop in the market price will increase the potential dilution which could occur upon conversion of the Series E shares, which could, in turn, cause the market price to go lower, and have the effect of creating a declining market price. The continued decline in the market price of our common stock could result in our inability to maintain the minium trading price required by Nasdaq. This could result in our common stock being delisted.

      If the Series E shareholders waived the 9.99% limitation on conversion, such holders would beneficially own 13,417,322 in the aggregate or 43.84% of our common stock. The limitation may be waived on 65 days notice to us.

USE OF PROCEEDS AND CERTAIN RELATIONSHIPS

USE OF PROCEEDS

      We received net proceeds of approximately $1,489,000 from the Series E private placement, which we used to pay approximately $700,000 of certain indebtedness owed to Comerica Bank-Texas, N.A.

      We used the remaining $789,000 for general working capital purposes, including, purchasing materials to produce existing products and the MicroLight 830(TM), if and when approved by the FDA.

INTERESTS OF CERTAIN PERSONS

      With respect to the holders ownership in shares of Series E preferred stock and related warrants, none of these securities may be converted or exercised if the holders beneficial ownership would exceed 9.99% of the outstanding common stock. The Series E holders may waive this limitation upon 65 days notice to us. Due to this contractual limitation in the Series E documents limiting its ownership at any one time to 9.99%, none of the purchasers of the Series E shares held 10 percent or more of our common stock, nor is it an affiliate of any of our directors, executive officers or 10 percent shareholders.

      The holders of our Series E shares are also holders of our Series D preferred stock.

CERTAIN VOTING AND STANDOFF AGREEMENTS


    We have received shareholder voting agreements from some of our directors and all of our executive officers directing all shares of common stock owned by them to be voted for the approval of this item of business. As of the record date these directors and executive officers have the power to vote 204,349 shares of common stock, representing 1.25% of our outstanding shares.

VOTE REQUIRED

      A majority of the shares cast at this meeting must affirmatively vote to approve the issuance of common stock in excess of the Nasdaq limitation. Our Board of Directors unanimously recommends that you vote FOR this item of business.

                       ITEM 2 -- APPROVAL OF AN AMENDMENT
                        TO OUR ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK


AUTHORIZED CAPITAL STOCK

      We are asking you to approve an amendment to our Articles of Incorporation to increase the authorized number of shares of capital stock from 60,000,000 to 150,000,000, consisting of 140,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Articles of Incorporation currently provide for two classes of stock, consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      The proposed amendment will authorize sufficient additional shares of common stock to provide us with the flexibility to make such issuances as may be necessary in order for us to issue shares in connection with the conversion of outstanding shares of convertible preferred stock, options and warrants. We are increasing the authorized capital to be sure to honor any dilution mechanisms that may have occurred in connection with the Series E private placement.

      The proposed amendment to our Articles of Incorporation, authorizing an additional 90,000,000 shares of capital stock, would facilitate our ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our charter, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. We may use the additional shares to:

      o     honor conversion of our outstanding shares;

      o     settle accounts with vendors;

      o     pay dividends on our outstanding preferred stock; or

      o pay any penalties that we may incur with respect to the series E transaction.

      As of January 12, 2001, our outstanding capital was as follows:

      o     16,518,458 shares of common stock outstanding; and

      o     6,303.46 Shares of preferred stock outstanding;

      o approximately 91,441,600 shares reserved for issuance upon conversion of such series of convertible preferred stock, options, warrants, and other contractual commitments.

      We are required by the terms of our preferred stock to reserve between 150% to 200% of the amount of shares of common stock currently issuable. After the capital amendment, we will have approximately 31,373,586 authorized shares available for reservation.

      Our outstanding options and warrants have exercise prices that range from $9.62 per share to $.52 per share.

      The amendment was unanimously approved by the board of directors declaring its advisability and directing that the proposed amendment be submitted to the shareholders at the next meeting.

ARTICLES OF INCORPORATION

    If approved, the first paragraph of Article Four of our Articles of Incorporation will be amended to read as follows:

      The Corporation shall have the authority to issue two classes of shares, to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is 150,000,000. The number of preferred shares authorized is 10,000,000 and the par value of each such share is Ten Cents ($.10). The number of Common shares authorized is 140,000,000, and the par value of each such share is One Cent ($.01).

ANTI-TAKEOVER EFFECTS

    We are submitting this proposal to you in connection with our recent capital financing ventures. Our articles of incorporation currently contain certain provisions that may delay or prevent an attempt by a third party to acquire control of us. For instance, our board of directors may authorize the issuance of additional shares of preferred stock without shareholder approval. We do not have any current plans to implement any additional measures having anti-takeover effects.

VOTE REQUIRED

      Holders of two thirds of our outstanding common stock entitled to vote at the special meeting must affirmatively vote to approve the amendment to our articles of Incorporation to increase our authorized capital stock. Our Board of Directors unanimously recommends that you vote FOR this item of business.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We incorporate by reference the following documents into this proxy statement:

      1.    Annual Report on Form 10-KSBA for the year ended December 31, 1999.

      2.    Quarterly Report on Form 10-Q for the quarter ended September 30,
            2000.

      3.    Securities purchase agreement dated November 20, 2000.

    The Annual Report on Form 10-KSBA for the year ended December 31, 1999 has been mailed to each shareholder entitled to vote at the special meeting. Individual investors may request our Form 10-KSBA, any Form 10-Q, the documents incorporated by reference and other information by calling (281) 276-7000 or write to us at: Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478. Upon written or oral request, we will deliver via first class mail such copies requested at no cost to you.

AVAILABLE INFORMATION

    We are subject to the information requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copies at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or on the SEC's Internet website at HTTP://WWW.SEC.GOV. You may obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 16, 2001

      PROXY                   The undersigned shareholder of Henley Healthcare,
       FOR              Inc. (the "Company") hereby appoints James L. Sturgeon
     SPECIAL            the true and lawful attorney, agent and proxy of the
     MEETING            undersigned, with full power of substitution, to vote on
       OF               behalf of the undersigned at the Special Meeting of
  SHAREHOLDERS          Shareholders of the Company to be held at the Company's
                        office at 120 Industrial Boulevard, Sugar Land, Texas,
FEBRUARY 16, 2001       77478, on Friday, February 16, 2001, at 10:00 a.m.,
                        Houston Time, and at any adjournments of the meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.



      1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK ON CONVERSION OF THE SERIES E SHARES AND THE EXERCISE OF RELATED WARRANTS IN EXCESS OF LIMITATIONS SET BY THE NASDAQ SMALLCAP RULES


                  [_] FOR the issuance of shares of common stock on conversion of the Series E Shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.

                  [_] AGAINST the issuance of shares of common stock on conversion of the Series E Shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.


                  [_] ABSTAIN from voting on the issuance of shares of common stock on conversion of the Series E Shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.


      2. APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE ENTITLED TO ISSUE FROM 60,000,000 TO 150,000,000.


                  [_] FOR the amendment to our Articles of Incorporation to increase our authorized capital stock to 150,000,000.


                  [_] AGAINST the amendment to our Articles of Incorporation to increase our authorized capital stock to 150,000,000.


                  [_] ABSTAIN from voting on the amendment to our Articles of Incorporation to increase our authorized capital stock to 150,000,000.

      3. In his discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)



      PROXY                   This Proxy, when properly executed, will be voted
       FOR              in the manner directed herein by the undersigned
     SPECIAL            shareholder. If no direction is made, this Proxy will be
     MEETING            voted FOR the future issuance of common stock in excess
       OF               of Nasdaq limitations with respect to the Series E
  SHAREHOLDERS          transaction , FOR the amendment to the Articles of
                        Incorporation increase our authorized capital, and in
FEBRUARY 16, 2001       accordance with the discretion of the person designated
                        above with respect to any other business properly before the meeting.


           The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith.



Dated ____________________, 2001




                                             ___________________________________
                                                   Shareholder's Signature


                                             ___________________________________
                                                 Signature if held jointly


                                             Signature should agree with name
                                             printed hereon. If Stock is held in
                                             the name of more than one person,
                                             EACH joint owner should sign.
                                             Executors, administrators,
                                             trustees, guardians and attorneys
                                             should indicate the capacity in
                                             which they sign. Attorneys should
                                             submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED